Exhibit 10.1

WAIVER

This Waiver (this “Waiver”) is entered into as of January 9, 2017, by and between Great Basin Scientific, Inc., a Delaware corporation (the “Company”), and the undersigned holder (the “Holder”) which is one of the investors listed on the Schedule of Buyers (“Schedule of Buyers”) attached to that certain Securities Purchase Agreement between the Company and all of the investors listed on the Schedule of Buyers (the “Buyers”) dated June 29, 2016 (the “SPA”) with reference to the following facts:

A.           On June 29, 2016, the Company and the Buyers entered into the SPA in relation to the issuance and sale by the Company and purchase by the Holders of: (i) that aggregate principal amount of senior secured convertible notes of the Company, in substantially the form attached to the SPA as Exhibit A (as amended from time to time prior to the date hereof, the “Notes”), set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (which aggregate principal amount of Notes for all Buyers was $75,000,000) and (ii) related Series H Warrants, in substantially the form attached to the SPA as Exhibit B (the “Warrants”), representing the right to acquire that number of shares of common stock of the Company, par value $0.0001 (“Common Stock”), set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (as exercised, collectively, the “Warrant Shares”), which totaled in the aggregate 56,250,000 Warrant Shares.

B.           The issuance of the Notes and the Warrants occurred at a closing on July 1, 2016 (the “Closing Date”).

C.           In accordance with the terms of Section 4(a)(xvii) of the Notes, it is an Event of Default under the Notes for the Company to provide a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that the Equity Conditions are satisfied or that there has been no Equity Conditions Failure, and Sections 33(gg)(xi) and 33(gg)(xii) include as two of the Equity Conditions on each Trading Day during the Equity Conditions Measuring Period, the daily dollar trading volume of the Common Stock as reported by Bloomberg shall be at least $800,000 and the Weighted Average Price of the Common Stock equals or exceeds $1.30 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date). After giving effect to subsequent stock splits, the Weighted Average Price of the Common Stock must equal or exceed $31,200.

D.           On January 3 and 5, 2017 certain holders of the Notes submitted notices to accelerate previously deferred preinstallment amortization payments for the amortization date of January 30, 2017, which accelerated amortization payments were converted into shares of Common Stock (the "January Accelerations") and the Company was deemed to have made a certification that the Equity Conditions were satisfied, despite the conditions in Sections 33(gg)(xi) and 33(gg)(xii) not being satisfied.

E.           In accordance with the terms of Sections 17(a), 17(c), 17(d) and 17(e) of the Notes, the Company agreed that until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their respective terms, the Company shall not and the Company shall not permit any of its Subsidiaries without the prior written consent of the Required Holders to, directly or indirectly: (i) incur or guarantee, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness, (ii) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than this Note and the Other Notes), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing, (iii) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (including, without limitation Permitted Indebtedness other than this Note and the Other Notes), by way of payment in respect of principal of (or premium, if any) such Indebtedness prior to the scheduled maturity date of such Indebtedness, or (iv) redeem or repurchase its Equity Interest, or permit any Subsidiary to redeem or repurchase its Equity Interests (except on a pro rata basis among all holders thereof) or declare or pay any cash dividend or distribution on any Equity Interest of the Company or of its Subsidiaries, without, in each case, the prior express written consent of the Required Holders (collectively, the “Negative Covenants”).

F.           On August 15, 2016, the Company filed a Registration Statement on Form S-1 (File No. 333-213144), as amended on December 2, 2016 related to a proposed offering of the Company anticipated to consist of a unit comprised of one share of 12.5% Mandatorily Convertible Series G Preferred Stock, stated value of $1,000 per share (the “Series G Preferred Stock”), and one Series I Warrant to purchase one share of Common Stock for gross aggregate proceeds from the offering of approximately $8,000,000, with each Series I Warrant anticipated to be exercisable at a price equal to the set price for the conversion of the Series G Preferred Stock for a period of five years.

G.           The Series G Preferred Stock are entitled to receive cumulative non-cash dividends at the rate of 12.5% per annum, beginning to accrue on March 1, 2017, and payable on the first business day of each month thereafter, to holders of record on the 15th day of the preceding month and on each conversion date (“Series G Dividends”). The dividends will not be cash dividends, but will accrete to and increase the outstanding stated value of the Series G Preferred Stock. If the Series G Preferred Stock remains outstanding 15 trading days after the date of issuance of the Series G Preferred Stock, dividends will not begin to accrue on March 1, 2017if we meet certain equity conditions during a specified time period.

H.           The Company desires to obtain a waiver of: (i) the Company's failure to comply with the provisions of Sections 33(gg)(xi) and 33(gg)(xii) of the Notes solely relating to the determination of the satisfaction of the Equity Condtions with respect to the delivery of any Pre-Installment Shares and Installment Balance Shares pursuant to the terms of the Notes occurring prior to the date hereof and through February 28, 2017, (ii) the Event of Default (as defined in the Notes) arising under Section 4(a)(xvii) of the Notes due to the Company's failure to comply with the provisions of Sections 33(gg)(xi) and 33(gg)(xii) of the Notes prior to the date hereof solely with respect to the January Accelerations, and (iii) the Negative Covenants (Sections 17(a), 17(c), 17(d) and 17(e) of the Notes) solely in connection with the issuance of the Series G Preferred Stock, the payment of any non-cash Series G Dividends which may accrue and become payable pursuant to the terms of the Series G Preferred Stock and the accretion of such non-cash dividends to the Series G Preferred Stock.

I.           In compliance with Section 19 of the Notes, this Waiver shall only be effective upon the execution and delivery of this Waiver and waivers in form and substance identical to this Waiver (the “Other Waivers”) by other holders of Notes (each an “Other Holder”) representing on the Closing Date at least fifty-one percent (51%) of the principal amount of Notes issued on the Closing Date and shall include the Lead Investor. so long as the Lead Investor and/or any of its affiliates collectively hold at least five percent (5%) of the Notes, in the aggregate (the “Required Holders”) (such time, the “Effective Time”).

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          Waiver. The Holder hereby waives, effective as of the Effective Time: (i) the breach by the Company of Sections 33(gg)(xi) and 33(gg)(xii) of the Notes solely relating to the determination of the satisfaction of the Equity Condtions with respect to the delivery of any Pre-Installment Shares and Installment Balance Shares pursuant to the terms of the Notes occurring prior to the date hereof and through February 28, 2017, (ii) the Event of Default arising under Section 4(a)(xvii) of the Notes due to the Company’s failure to comply with Sections 33(gg)(xi) and 33(gg)(xii) of the Notes solely with respect to the January Accelerations (i), and (iii) the Company’s obligation to comply with the Negative Covenants (Sections 17(a), 17(c), 17(d) and 17(e) of the Notes) solely in connection with the issuance of the Series G Preferred Stock, the payment of any non-cash Series G Dividends which may accrue and become payable pursuant to the terms of the Series G Preferred Stock and the accretion of such dividends to the Series G Preferred Stock. For the avoidance of doubt, the waivers contained in this Section 1 shall not apply to: (x) the payment of any cash dividends with respect to the Series G Preferred Stock and (y) the deremination of the satisfaction of the Equity Conditions with respect to the determination of whether a Control Account Release Event has occurred.

2.          Acknowledgments. The Company hereby confirms and agrees that (i) except with respect to the waivers set forth in Section 1 above that are effective as of the Effective Time, the Notes and the other Transaction Documents shall continue to be, in full force and effect; (ii) the execution, delivery and effectiveness of this Waiver shall not operate as an amendment of any right, power or remedy of the Holder except to the extent expressly set forth herein.

3.          Fees And Expenses. [NTD: HB ONLY: The Company shall reimburse the Holder for its legal fees and expenses in connection with the preparation and negotiation of this Waiver and transactions contemplated thereby, by paying any such amount to Schulte Roth & Zabel LLP (the "Holder Counsel Expense") by wire transfer of immediately available funds in accordance with the written instructions of Schulte Roth & Zabel LLP delivered to the Company. The Holder Counsel Expense shall be paid by the Company whether or not the transactions contemplated by this Waiver are consummated. Except as otherwise set forth above, each party to this Waiver shall bear its own expenses in connection with the transactions contemplated hereby.] [NTD: ALL OTHERS: Each party to this Waiver shall bear its own expenses in connection with the transactions contemplated hereby.].

4.          Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on January 9, 2016, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Waiver in the form required by the 1934 Act and attaching the form of this Waiver as an exhibit to such filing (including all attachments, the "8-K Filing"). From and after the filing of the 8-K Filing with the SEC, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents on the one hand, and the Holder or any of its affiliates on the other hand, has terminated and is of no further force or effect. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Holder with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder. To the extent that the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates employees or agents delivers any material, non-public information to any Holder without the Holder’s consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

5.          Independent Nature of Holder Obligations and Rights. The obligations of the Holder under this Waiver are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Waiver. Nothing contained herein or in any Other Waiver, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Waiver or any Other Waiver and the Company acknowledges that the Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Waiver or any Other Waiver. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Waiver or, any Other Waiver, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

6.          No Third Party Beneficiaries. This Waiver is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.          Counterparts. This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

8.          No Strict Construction. The language used in this Waiver will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

9.          Headings. The headings of this Waiver are for convenience of reference and shall not form part of, or affect the interpretation of, this Waiver.

10.         Severability. If any provision of this Waiver is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Waiver so long as this Waiver as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11.         Amendments. No provision of this Waiver may be amended other than by an instrument in writing signed by the Company and the Required Holders.

12.         Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Waiver and the consummation of the transactions contemplated hereby.

13.         Notice. Whenever notice is required to be given under this Waiver, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the SPA.

14.         Successors and Assigns. This Waiver shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

15.         Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meaning set forth in the SPA and Notes.

16.         Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Waiver shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Waiver and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WAIVER OR ANY TRANSACTION CONTEMPLATED HEREBY.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Undersigned and the Company have caused their respective signature page to this Waiver to be duly executed as of the date first written above.

COMPANY:

GREAT BASIN SCIENTIFIC, INC.

By:
Name: Jeff Rona
Title: Chief Financial Officer

[Signature Page to 2016 Note Waiver – January 2017]

IN WITNESS WHEREOF, each Undersigned and the Company have caused their respective signature page to this Waiver to be duly executed as of the date first written above.

HOLDER:

By:
Name:
Title:

[Signature Page to 2016 Note Waiver – January 2017]